UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2023

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or Other Jurisdiction of Incorporation)	000-27687 (Commission File Number)	91-1650880 (IRS Employer Identification No.)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On January 25, 2023, Christopher Wheaton, Chief Financial Officer of Bsquare Corporation (the “Company”), notified the Company of his decision to resign as Chief Financial Officer of the Company, effective end of day on February 16, 2023. Mr. Wheaton stated that he does not have any disagreement with the Company, its management, its board of directors or any committee thereof on any matter.

Appointment of Chief Financial Officer

On January 30, 2023, the Board of Directors of the Company appointed Cheryl Wynne as the Company’s Chief Financial Officer. Ms. Wynne will assume the Chief Financial Officer duties from Christopher Wheaton upon his resignation.

Ms. Wynne, 43, has served as the Corporate Controller and Senior Director of Finance at Bsquare since joining the Company in November 2020. Ms. Wynne is a Certified Public Accountant and holds a BS and Master of Accountancy from Texas State University. She began her career at Ernst & Young and then worked at Nordstrom for nearly ten years, in various finance and accounting roles.  After Nordstrom, Ms. Wynne transitioned to the non-profit sector, serving as Vice President of Finance and Administration at LifeCenter Northwest and, most recently, as Chief Financial Officer at Forterra NW.

There are no family relationships between Ms. Wynne and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Wynne that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Financial Officer, Ms. Wynne has entered into a continuing offer letter with the Company that provides she is entitled to receive an annual salary of $240,000 and is eligible to receive a bonus of up to $60,000 at 100% achievement of individual performance objectives agreed upon with the Company’s Chief Executive Officer. In the event that, within twelve months following a “change of control,” Ms. Wynne’s employment is terminated when neither “cause” nor “long term disability” exists or she terminates her employment for “good reason” (each as defined in the offer letter), she would be entitled to receive a one-time lump sum severance payment equal to six months of her then annual base salary, 100% of her target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of six months following her termination date. In addition, immediately prior to a change of control of the Company, all of Ms. Wynne’s unvested stock options and restricted stock units shall become fully vested and immediately exercisable. She may also participate in other standard Company benefit programs.

The foregoing description of Ms. Wynne’s continuing offer letter is a summary, does not purport to be complete, and is subject to and qualified by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with her appointment, the Company and Ms. Wynne will enter into the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On January 31, 2023, the Company issued a press release announcing the appointment of Ms. Wynne as Chief Financial Officer and the departure of Mr. Wheaton. The Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Continuing Offer Letter between the Company and Ms. Cheryl Wynne
99.1	Press release dated January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: January 31, 2023	By:	/s/ Ralph C. Derrickson
Ralph C. Derrickson
Chief Executive Officer